GulfMark to Present at the
Pritchard Capital Partners, LLC
Energize 2008 Conference

January 4, 2008 - Houston – GulfMark Offshore, Inc. (NYSE:GLF) announced today that  Edward Guthrie, the Company’s Executive V.P. – Finance and CFO, and Russell Bay, the Company’s Vice President – Investor Relations & Treasurer, will present at the Pritchard Capital Partners, LLC Energize 2008 Conference in San Francisco, California, on Tuesday, January 8th at 3:15 pm (PST).

The presentation will be made available in the Investor Relations section on GulfMark's web site at www.gulfmark.com the day of the presentation.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of sixty-one (61) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, and the Americas.

Contact:	Russell K. Bay, Vice President – Investor Relations & Treasurer
E-mail: Rusty.Bay@GulfMark.com
Phone: (713) 963-9522

Edward A. Guthrie, Executive Vice President – Finance & CFO
E-mail: Ed.Guthrie@GulfMark.com
Phone: (713) 963-9522

Certain statements and answers to questions during the company’s presentation and projections shown on the company’s slide presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements made during the presentation or projections depicted on the company’s slide presentation should not be regarded as representations that the projected outcomes can or will be achieved.